                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 8, 1997


                               KNIGHT-RIDDER, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Florida                              1-7553                    38-0723657
------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of            (Commission          (I.R.S. Employer Identification No.)
     incorporation)                         File Number)


             One Herald Plaza, Miami, Florida                         33132
--------------------------------------------------------------------------------
         (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:            (305) 376-3800
                                                          ----------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

On April 4, 1997, Knight-Ridder, Inc. (KRI) announced that it will divest Knight-Ridder Information, Inc. (KRII). This announcement resulted in its former Business Information Service (BIS) segment (excluding one business called Technimetrics, the ownership of which will continue and the operations of which are not material) being reclassified as discontinued operations in the quarter ended June 29, 1997. On October 2, 1997, KRI announced it had entered into an agreement to sell KRII to M.A.I.D. plc for $420 million. The sale is expected to close before the end of 1997 and is expected to result in a gain. This reclassification has been reflected in the accompanying consolidated balance sheets of KRI as of December 29, 1996, December 31, 1995, and December 25,
1994, and the related consolidated statements of income , cash flows and shareholders' equity for the years then ended.

On May 9, 1997, KRI completed the acquisition of ABC, Media Inc. (Media) through the merger of a wholly owned subsidiary (Cypress Media, Inc.) with and into Media. Media which was indirectly owned by The Walt Disney Company, owns four newspapers in Kansas City, Missouri, Fort Worth, Texas, Wilkes-Barre, Pennsylvania, and Belleville, Illinois. The purchase price was $1.65 billion. On May 22,1997, KRI filed Form 8-K relating to the acquisition of Media excluding related financial statements and pro forma information. On July 22, 1997, KRI filed Form 8-K/A#1 including the required financial statements and pro forma financial information. The effects of discontinuing the BIS segment are also reflected in the accompanying Pro Forma Condensed Consolidated Balance Sheet as of March 30, 1997, and notes thereto, and Pro Forma Condensed Consolidated Statements of Income for the quarter ended March 30, 1997 and the year ended December 29, 1996, and notes thereto.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: October 8, 1997

                                      KNIGHT-RIDDER, INC.

                                      (Registrant)


                                      By: /s/ Gary R. Effren
                                         ---------------------------------
                                         Gary R. Effren
                                         Vice President/Controller
                                         (Chief Accounting Officer and
                                         Duly Authorized Officer of Registrant)

               Report of Independent Certified Public Accountants


Shareholders
Knight-Ridder, Inc.

We have audited the accompanying consolidated balance sheet of Knight-Ridder, Inc., and subsidiaries as of December 29, 1996, December 31, 1995 and December 25, 1994, and the related consolidated statements of income, cash flows and shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Knight-Ridder, Inc., and subsidiaries at December 29, 1996, December 31, 1995 and December 25, 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note A to the financial statements, in 1995 the Company changed its method of accounting for contributions.



Miami, Florida
January 29, 1997, except for Note K
   as to which the date is
   October 8, 1997
                                                        /s/ Ernst & Young LLP

                           Consolidated Balance Sheet
                  (In thousands of dollars, except share data)


                                                                    DECEMBER 29      DECEMBER 31      DECEMBER 25
                                                                        1996             1995             1994
                                                                   ---------------  ---------------  ---------------
ASSETS

CURRENT ASSETS
   Cash, including short-term cash investments of
     $50 in 1996, $50 in 1995 and $150 in 1994                       $   22,880       $   26,012            9,253
   Accounts receivable, net of allowances of $12,685
     in 1996, $14,348 in 1995 and $13,728 in 1994                       356,079          339,264          317,687
   Inventories                                                           42,941           73,349           39,555
   Prepaid expense                                                       90,314           21,543           20,354
   Other current assets                                                  53,513           42,754           35,955
                                                                     ----------       ----------       ----------
         Total Current Assets                                           565,727          502,922          422,804
                                                                     ----------       ----------       ----------

INVESTMENTS AND OTHER ASSETS
   Equity in unconsolidated companies and joint ventures                330,267          321,658          293,205
   Net assets of discontinued BIS operations                            325,319          427,290          431,416
   Other                                                                135,409          225,385          143,506
                                                                     ----------       ----------       ----------
         Total Investments and Other Assets                             790,995          974,333          868,127
                                                                     ----------       ----------       ----------

PROPERTY, PLANT AND EQUIPMENT
   Land and improvements                                                 77,526           77,617           63,800
   Buildings and improvements                                           387,509          384,314          362,209
   Equipment                                                            996,703          992,604          974,744
   Construction and equipment installations in progress                 110,590           56,598           15,180
                                                                     ----------       ----------       ----------
                                                                      1,572,328        1,511,133        1,415,933
   Less accumulated depreciation                                        702,141          667,735          678,962
                                                                     ----------       ----------       ----------
         Net Property, Plant and Equipment                              870,187          843,398          736,971
                                                                     ----------       ----------       ----------

EXCESS OF COST OVER NET ASSETS ACQUIRED
 Less accumulated amortization of
   $153,530 in 1996, $133,924 in 1995
     and $121,453 in 1994                                               636,882          646,345          386,618
                                                                     ----------       ----------       ----------
         Total                                                       $2,863,791       $2,966,998       $2,414,520
                                                                     ==========       ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                  $  223,962       $  127,532       $  136,817
   Accrued expenses and other liabilities                               103,730          105,317           98,993
   Accrued compensation and amounts withheld from employees              96,426          101,357           96,917
   Federal and state income taxes                                            --              195            1,368
   Deferred revenue                                                      70,452           72,134           66,953
   Dividends payable                                                         --           17,978           19,593
   Short-term borrowings and current portion of long-term debt           50,000           13,129               --
                                                                     ----------       ----------       ----------
         Total Current Liabilities                                      544,570          437,642          420,641
                                                                     ----------       ----------       ----------

NONCURRENT LIABILITIES
   Long-term debt                                                       771,335        1,000,721          411,504
   Deferred federal and state income taxes                              142,727          134,460          108,616
   Postretirement benefits other than pensions                          158,820          169,059          165,833
   Employment benefits and other noncurrent liabilities                 112,784          113,388           82,155
                                                                     ----------       ----------       ----------
         Total Noncurrent Liabilities                                 1,185,666        1,417,628          768,108
                                                                     ----------       ----------       ----------

MINORITY INTEREST IN
CONSOLIDATED SUBSIDIARIES                                                 2,047              758            1,117
                                                                     ----------       ----------       ----------

COMMITMENTS AND CONTINGENCIES (NOTE I)

SHAREHOLDERS' EQUITY
   Common stock, $.02 1/12 par value; shares authorized--
     250,000,000; share issued--93,340,652 in 1996,
     97,196,308 in 1995 and 105,785,440 in 1994                           1,945            2,025            2,204
   Additional capital                                                   308,320          295,360          326,392
   Retained earnings                                                    819,572          770,643          896,058
   Unrealized gains on investments                                        1,671           42,942               --
                                                                     ----------       ----------       ----------
         Total Shareholders' Equity                                   1,131,508        1,110,970        1,224,654
                                                                     ----------       ----------       ----------
         Total                                                       $2,863,791       $2,966,998       $2,414,520
                                                                     ==========       ==========       ==========

See "Notes to Consolidated Financial Statements."

                        Consolidated Statement of Income
                (In thousands of dollars, except per share data)


                                                                                      YEAR ENDED
                                                                   -------------------------------------------------
                                                                    DECEMBER 29      DECEMBER 31      DECEMBER 25
                                                                        1996             1995             1994
                                                                   ---------------  ---------------  ---------------
OPERATING REVENUE
   Advertising
     Retail                                                          $  821,768       $  807,758       $  792,476
     General                                                            198,797          182,516          184,469
     Classified                                                         772,859          682,696          606,428
                                                                     ----------       ----------       ----------
         Total                                                        1,793,424        1,672,970        1,583,373
   Circulation                                                          501,826          495,315          484,581
   Other                                                                 97,839           97,053           80,530
                                                                     ----------       ----------       ----------
         Total Operating Revenue                                      2,393,089        2,265,338        2,148,484
                                                                     ----------       ----------       ----------

OPERATING COSTS
   Labor and employee benefits                                          976,142          977,121          934,420
   Newsprint, ink and supplements                                       472,207          446,841          335,902
   Other operating costs                                                486,491          510,767          470,069
   Depreciation and amortization                                        123,597          100,950           98,703
                                                                     ----------       ----------       ----------
         Total Operating Costs                                        2,058,437        2,035,679        1,839,094
                                                                     ----------       ----------       ----------
OPERATING INCOME                                                        334,652          229,659          309,390
                                                                     ----------       ----------       ----------

OTHER INCOME (EXPENSE)
   Interest expense                                                     (73,137)         (59,513)         (44,216)
   Interest expense capitalized                                           6,397            1,889              474
   Interest income                                                        6,490            8,577            5,732
   Equity in earnings of unconsolidated companies and
     joint venture                                                       29,868           20,661            7,612
   Minority interests in earnings of consolidated subsidiaries           (9,293)          (8,809)         (10,323)
   Other, net                                                            16,701           (8,394)          (1,865)
                                                                     ----------       ----------       ----------
         Total                                                          (22,974)         (45,589)         (42,586)
                                                                     ----------       ----------       ----------

Income before income taxes                                              311,678          184,070          266,804
Income taxes                                                            125,402           73,360          106,921
                                                                     ----------       ----------       ----------

INCOME FROM CONTINUING OPERATIONS                                       186,276          110,710          159,883
Net gain on sale of discontinued BIS operations, net of
   applicable  income taxes of $69,631 in 1996 and
   $38,933 in 1995 (Note G and K)                                        86,255           53,765               --
Income/(Loss) from discontinued BIS operations, net of
   applicable income taxes of $3,702 in 1996, $8,121
   in 1995 and $12,249 in 1994, (Note K)                                 (4,658)           2,907           11,017
                                                                     ----------       ----------       ----------

INCOME BEFORE CUMULATIVE EFFECT OF
CHANGE IN ACCOUNTING PRINCIPLE                                          267,873          167,382          170,900
Cumulative effect of change in accounting principle for
   contributions                                                             --           (7,320)              --
                                                                     ----------       ----------       ----------
         Net income                                                  $  267,873       $  160,062       $  170,900
                                                                     ==========       ==========       ==========

EARNINGS PER COMMON AND COMMON EQUIVALENT
SHARES
   Income from continuing operations                                 $     1.91       $     1.10       $     1.47
   Net gain on sale of discontinued BIS operations (Note G and K)          0.89             0.54               --
   Income/(Loss) from discontinued BIS operations (Note K)                (0.05)            0.03             0.10
                                                                     ----------       ----------       ----------
   Income before cumulative effect of change in accounting
     principle                                                             2.75             1.67             1.57
   Cumulative effect of change in accounting principle for
     contributions                                                           --            (0.07)              --
                                                                     ----------       ----------       ----------
         Net income                                                  $     2.75       $     1.60       $     1.57
                                                                     ==========       ==========       ==========

AVERAGE COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING (IN 000S)                                             97,420          100,196          108,551
                                                                     ==========       ==========       ==========


See "Notes to Consolidated Financial Statements."

                      Consolidated Statement of Cash Flows
                            (In thousands of dollars)


                                                                                      YEAR ENDED
                                                                   -------------------------------------------------
                                                                    DECEMBER 29      DECEMBER 31      DECEMBER 25
                                                                        1996             1995             1994
                                                                   ---------------  ---------------  ---------------
CASH PROVIDED BY (REQUIRED FOR) OPERATING
ACTIVITIES
   Net income                                                        $  267,873       $  160,062       $  170,900
   Noncash items deducted from (included in) income:
     Cumulative effect of change in accounting principle                     --            7,320               --
     Net gain on sale of discontinued BIS operations                    (86,255)         (53,765)              --
     Depreciation                                                        87,518           75,492           74,211
     Amortization of excess of cost over net assets acquired             19,607           12,470           11,011
     Amortization of other assets                                        16,472           12,988           13,481
     Provision for noncurrent deferred taxes                            (30,852)           4,391            2,522
     Earnings of investees in excess of distributions                   (21,293)         (16,250)          (7,737)
     Other items, net                                                      (355)          43,805           42,772
   Change in certain assets and liabilities:
     Accounts receivable                                                (42,908)         (18,620)         (41,135)
     Inventories                                                         30,474          (32,292)           1,867
     Other current assets                                               (88,219)          (9,531)           2,104
     Accounts payable                                                    86,251          (19,235)          11,099
     Federal and state income taxes                                         972          (55,078)           1,358
     Other liabilities                                                   (9,826)           3,006           33,803
                                                                     ----------       ----------       ----------

         Net Cash Provided by Operating Activities                      229,459          114,763          316,256
                                                                     ----------       ----------       ----------

CASH PROVIDED BY (REQUIRED FOR) INVESTING
ACTIVITIES
   Proceeds from sale of discontinued BIS operations                    271,859          114,907               --
   Change in net noncurrent assets of discontinued BIS operations         1,299            2,314              211
   Acquisition of Contra Costa Newspapers, Inc.                              --         (335,755)              --
   Additions to property, plant and equipment                          (112,896)         (92,086)         (33,945)
   Other items, net                                                      45,142          (46,081)         (43,856)
                                                                     ----------       ----------       ----------

         Net Cash Provided by (Required for) Investing Activities       205,404         (356,701)         (77,590)
                                                                     ----------       ----------       ----------

CASH PROVIDED BY (REQUIRED FOR) FINANCING
ACTIVITIES
   Proceeds from sale of commercial paper and senior notes payable      601,010        1,092,620          375,308
   Reduction of total debt                                             (793,525)        (490,274)        (414,879)
                                                                     ----------       ----------       ----------
         Net Change in Total Debt                                      (192,515)         602,346          (39,571)
   Payment of cash dividends                                            (74,262)         (74,377)         (77,942)
   Sale of common stock to employees                                     72,202           75,437           25,897
   Purchase of treasury stock                                          (221,768)        (319,363)        (136,977)
   Other items, net                                                     (21,652)         (25,346)         (23,832)
                                                                     ----------       ----------       ----------

         Net Cash Provided by (Required for) Financing Activities      (437,995)         258,697         (252,425)
                                                                     ----------       ----------       ----------

           Net Increase (Decrease) in Cash                               (3,132)          16,759          (13,759)

Cash and short-term cash investments at beginning of the year            26,012            9,253           23,012
                                                                     ----------       ----------       ----------

Cash and short-term cash investments at end of the year              $   22,880       $   26,012       $    9,253
                                                                     ==========       ==========       ==========

Working capital at end of the year                                   $   21,157       $   65,280       $    2,163
                                                                     ==========       ==========       ==========

See "Notes to Consolidated Financial Statements."

                 Consolidated Statement of Shareholders' Equity
                  (In thousands of dollars, except share data)


                                    COMMON SHARES         COMMON           ADDITIONAL        RETAINED       TREASURY
                                     OUTSTANDING (1)      STOCK (1)         CAPITAL         EARNINGS (1)      STOCK
                                    ----------------  --------------    ---------------  ---------------   -----------
BALANCE AT DECEMBER 26, 1993         109,694,972        $ 2,285           $ 342,201        $ 898,683        $      --
   Issuance of common shares
     under stock option plans             59,200             --               1,104               --               --
   Issuance of treasury shares
     under stock option plans            455,622             --              (3,562)              --          (12,571)
   Issuance of treasury shares
     under stock purchase plan           620,246             --              (2,767)              --          (16,835)
   Purchase of treasury shares        (5,044,600)            --                  --               --          136,977
   Retirement of 3,968,732
     treasury shares (1)                      --            (81)            (12,300)         (95,189)        (107,571)
   Tax benefits arising from
     employee stock plans                     --             --               1,716               --               --
   Net income                                 --             --                  --          170,900               --
   Cash dividends declared on
     common stock--$.73 per share (1)         --             --                  --          (78,336)              --
                                    ------------        -------           ---------        ---------        ---------
BALANCE AT DECEMBER 25, 1994         105,785,440        $ 2,204           $ 326,392        $ 896,058        $      --
   Issuance of common shares
     under stock option plans            152,150              2               3,429               --               --
   Issuance of treasury shares
     under stock option plans          2,167,760             --              (9,712)              --          (62,712)
   Issuance of treasury shares
     under stock purchase plans          599,558             --              (2,407)              --          (16,926)
   Purchase of treasury shares       (11,508,600)            --                  --               --          319,363
   Retirement of 8,741,282
     treasury shares (1)                      --           (181)            (26,830)        (212,715)        (239,725)
   Tax benefits arising from
     employee stock plans                     --             --               4,488               --               --
   Unrealized gains on
     investments                              --             --                  --           42,942               --
   Net income                                 --             --                  --          160,062               --
   Cash dividends declared on
     common stock--$.74 per share (1)         --             --                  --          (72,762)              --
                                    ------------        -------           ---------        ---------        ---------
BALANCE AT DECEMBER 31, 1995          97,196,308        $ 2,025           $ 295,360        $ 813,585        $      --
   Issuance of common shares
     under stock option plans          1,040,938             22              26,589              (11)              --
   Issuance of common shares
     under stock purchase plan           126,808              3               3,724               (1)              --
   Issuance of treasury shares
     under stock option plans            868,752             --              (7,661)              --          (30,783)
   Issuance of treasury shares
     under stock purchase plan           326,946             --              (1,278)              --          (11,645)
   Purchase of treasury shares        (6,219,100)            --                  --               --          221,768
   Retirement of 5,023,402
     treasury shares                          --           (105)            (16,586)        (162,649)        (179,340)
   Expenses related to capital
     transactions                             --             --                (203)              --               --
   Tax benefits arising from
     employee stock plans                     --             --               8,375               --               --
   Reductions in unrealized gains
     on investments                           --             --                  --          (41,271)              --
   Net income                                 --             --                  --          267,873               --
   Cash dividends declared on
     common stock--$.58 1/2 per
     share (2)                                --             --                  --          (56,283)              --
                                    ------------        -------           ---------        ---------        ---------
BALANCE AT DECEMBER 29, 1996          93,340,652        $ 1,945           $ 308,320        $ 821,243        $      --
                                    ============        =======           =========        =========        =========

(1) Number of shares and related amounts have been restated to reflect a two-for-one stock split in the form of a 100% stock dividend, effective July 31, 1996.
(2) The Board of Directors declared a $.20 per share dividend on January 28, 1997. The quarterly dividend, usually paid in January, was paid on February 24,1997, to shareholders of record as of the close of business on February 12, 1997.


See "Notes to Consolidated Financial Statements."

                   Notes to Consolidated Financial Statements


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Knight-Ridder, Inc. is a communications company engaged in newspaper publishing and news and information services, and now operates exclusively as one business segment. See Note K.

The company reports on a fiscal year, ending the last Sunday in the calendar year. Results for 1996 and 1994 are for the 52 weeks ended December 29 and December 25, respectively, and results for 1995 are for the 53 weeks ended December 31.

The BASIS OF CONSOLIDATION is to include in the consolidated financial statements all the accounts of Knight-Ridder, Inc., and its more-than-50%-owned subsidiaries. All significant intercompany transactions and account balances have been eliminated in consolidation.

The company is a 50% partner in the DETROIT NEWSPAPER AGENCY (DNA), a joint operating agency between Detroit Free Press, Inc., a wholly owned subsidiary of Knight-Ridder, Inc., and The Detroit News, Inc., a wholly owned subsidiary of Gannett Co., Inc. In 1989, business operations of the Free Press and The Detroit News were transferred to the DNA. Knight-Ridder received 45% of any profit of the agency through the first three years, with Gannett receiving 55%. In the fourth year, Knight-Ridder received 47% of the DNA profit and beginning December 27, 1993, received 49%. As of December 26, 1994, profits are split equally through the end of the 100-year Joint Operating Agreement (JOA). The Consolidated Statement of Income includes, on a line-by-line basis, the company's pro rata share of the revenue and expense generated by the operation of the agency.

INVESTMENTS in companies in which Knight-Ridder, Inc., has an equity interest of at least 20% but not more than 50% are accounted for under the equity method. Under this method, the company records its share of earnings as income and increases the investment by the equivalent amount. Dividends are recorded as a reduction in the investment.

The investment caption "EQUITY IN UNCONSOLIDATED COMPANIES AND JOINT VENTURES" in the Consolidated Balance Sheet represents the company's equity in the net assets of DNA; the Seattle Times Company and subsidiaries; Newspapers First, a company responsible for the sales and services of general, retail and classified advertising accounts for a group of newspapers; Southeast Paper Manufacturing Co. and Ponderay Newsprint Company, two newsprint mill partnerships; TKR Cable Company and TKR Cable Partners, cable television joint ventures; InfiNet, a joint venture that allows newspapers to offer Internet access to subscribers; Destination Florida, a company that provides online travel information services; and Interealty (formerly known as PRC Realty Systems, Inc., ) a software system producer for the real estate industry.

The company owns 49-1/2% of the voting common stock and 65% of the nonvoting common stock of the SEATTLE TIMES COMPANY, owns 48% of the voting stock of NEWSPAPERS FIRST, is a one-third partner in the SOUTHEAST PAPER MANUFACTURING CO., owns a 13-1/2% equity share of PONDERAY NEWSPRINT COMPANY, and owns 50% of the stock of TKR CABLE COMPANY and is a 50% partner in TKR CABLE PARTNERS. The company has a 15% interest in TCI/TKR Limited partnership through TKR Cable Partners. The company is a one-third partner in InfiNet and a 50% partner in DESTINATION FLORIDA and owns a 25% interest in INTEREALTY.

The investment in unconsolidated companies and joint ventures at December 29, 1996, includes $300.3 million representing the company's share of undistributed earnings (excluding the DNA) accumulated since the investment dates. The company's share of the earnings of the unconsolidated companies (except for the DNA) of $29.9 million in 1996, $20.7 million in 1995 and $7.6 million in 1994 is included in the caption "EQUITY IN EARNINGS OF UNCONSOLIDATED COMPANIES AND JOINT VENTURES" in the Consolidated Statement of Income. Dividends and cash distributions received from the unconsolidated companies and joint ventures (excluding the DNA) were $18.6 million in 1996, $3.2 million in 1995 and $3.1 million in 1994 and were offset against the investment account.

FORT WAYNE NEWSPAPERS, INC., is the only consolidated subsidiary that has a minority ownership interest. The minority shareholders' interest in the net income of this subsidiary has been reflected as an expense in the Consolidated Statement of Income in the caption "MINORITY INTERESTS IN EARNINGS OF CONSOLIDATED SUBSIDIARIES." Also included in this caption is a contractual minority interest resulting from a JOA that runs through the year 2021 between The Miami Herald Publishing Co. and Cox Newspapers, Inc., covering the publication of The Herald and The Miami News, which ceased publication in 1988. The company's liability to the minority interest shareholders is included in the Consolidated Balance Sheet caption, "MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES."

"CASH AND SHORT-TERM CASH INVESTMENTS" includes currency and checks on hand, demand deposits at commercial banks, overnight repurchase agreements of government securities and investment-grade commercial paper with maturities of 90 days or less. Cash and short-term investments are recorded at cost. Due to the short-term nature of marketable securities, cost approximates market value.

The majority of the company's "ACCOUNTS RECEIVABLE" as of December 29, 1996, December 31, 1995, and December 25, 1994, are from advertisers, newspaper subscribers and information users. Credit is extended based on the evaluation of the customer's financial condition, and generally collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

"INVENTORIES" are priced at the lower of cost (first-in, first-out FIFO method), or market. Most of the inventory is newsprint, ink and other supplies used in printing newspapers.

"OTHER ASSETS" includes investments in companies in which Knight-Ridder owns a less than 20% interest. These investments are reviewed for appropriate classification at the time of purchase and re-evaluated as of each balance sheet date. Investments available for sale are carried on the balance sheet at fair market value, with the unrealized gains/losses (net of tax) reported as a separate component of shareholders' equity, which resulted in unrealized gains (net of tax) of $1.7 million at December 29, 1996, $42.9 million at December 31, 1995, and zero at December 25, 1994. Upon the sale of an investment, the gain/loss is calculated based on the original cost, less the proceeds from the sale. Investments are classified as held-to-maturity when the company has the positive intent and ability to hold the investment to maturity.

"PROPERTY, PLANT AND EQUIPMENT" is recorded at cost, and the provision for depreciation for financial statement purposes is computed principally by the straight-line method over the estimated useful lives of the assets.

"EXCESS OF COST OVER NET ASSETS ACQUIRED" arises from the purchase of at least a 50% interest in a company for a price higher than the fair market value of the net tangible assets. Intangible assets of this type arising from acquisitions accounted for as purchases and occurring subsequent to October 31, 1970, totaled approximately $790 million at December 29, 1996. They are generally being amortized over a 40-year period on a straight-line basis, unless management has concluded a shorter term is more appropriate. If, in the opinion of management, an impairment in value occurs, based on the undiscounted cash flow method, any necessary additional write-downs will be charged to expense.

"DEFERRED REVENUE" arises as a normal part of business from advance subscription payments for newspapers. Revenue is recognized in the period in which it is earned.

"SHORT-TERM BORROWINGS" represent the carrying amounts of commercial paper and other short-term borrowings that approximate fair value. "LONG-TERM DEBT" represents the carrying amounts of debentures and notes payable. Fair values, disclosed in Note C, are estimated using discounted cash flow analyses based on the company's current incremental borrowing rates for similar types of borrowing arrangements.

In 1994, the company adopted FAS 112 - EMPLOYERS ACCOUNTING FOR POST EMPLOYMENT BENEFITS. The adoption of FAS 112 did not materially impact the financial statements. In the first quarter of 1995, the company adopted FAS 116 - ACCOUNTING FOR CONTRIBUTIONS RECEIVED AND CONTRIBUTIONS MADE. Under FAS 116, unconditional promises, including multi-year promises, are recognized in the period the promise is made. The adoption of FAS 116 resulted in a $7.3 million charge (net of tax) to operations, or $.07 per share, and was recorded as a cumulative effect adjustment. In 1996, the company adopted FAS 121 - ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS. FAS 121 requires impairment losses to be recorded on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The adoption of FAS 121 did not materially impact the financial statements. Also in 1996, the company implemented FAS 123
- ACCOUNTING FOR STOCK-BASED COMPENSATION. Under this statement, the company accounts for stock-based compensation plans under the provisions of APB 25 - Accounting for Stock Issued to Employees, and discloses the general and pro forma financial information required by FAS 123 (Note E).

"EARNINGS PER SHARE" is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding. Quarterly earnings per share may not add to the total for the year, since each quarter and the year are calculated separately based on average outstanding shares during the period.

USE OF ESTIMATES - the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Certain amounts in 1995 and 1994 have been reclassified to conform to the 1996 presentation.

B. INCOME TAXES

The company's income tax expense is determined under the liability method, which requires adjusting previously deferred taxes for changes in tax rates.

Substantially all of the company's earnings are subject to domestic taxation. No material foreign income taxes have been imposed on reported earnings.

Federal, state and local income taxes consist of the following (in thousands):

                                            1996                           1995                        1994
                                   ----------------------        ------------------------      --------------------
                                   CURRENT       DEFERRED         CURRENT       DEFERRED       CURRENT     DEFERRED
                                   --------      --------        ---------     ----------      --------    --------
Federal income taxes               $127,610      $ 28,075        $ 100,568     $ (10,128)      $ 97,824      $2,501
State and local income taxes         29,883        13,167           26,733         3,241         18,791          54
                                   --------      --------        ---------     ---------       --------      ------
Total                              $157,493      $ 41,242        $ 127,301     $  (6,887)      $116,615      $2,555
                                   ========      ========        =========     =========       ========      ======

Provision for:
   Continuing operations           $ 84,755      $ 40,647        $  80,727     $  (7,367)      $104,866      $2,055
   Discontinued operations           72,738           595           46,574           480         11,749         500
                                   --------      --------        ---------     ---------       --------      ------
                                   $157,493      $ 41,242        $ 127,301     $  (6,887)      $116,615      $2,555
                                   ========      ========        =========     =========       ========      ======

Cash payments of income taxes for the years 1996, 1995 and 1994 were $147.2 million, $130.1 million and $104.5 million, respectively. Payments in 1996 and 1995 include the tax impact resulting from gains on the sale of Knight-Ridder Financial and the Journal of Commerce, respectively.

The differences between income tax expense shown in the financial statements for continuing operations and the amounts determined by applying the federal statutory rate of 35% in each year are as follows (in thousands):


                                                                            1996            1995          1994
                                                                          --------        -------      -------
Federal statutory income tax                                             $109,087        $64,425       $  93,381
State and local income taxes, net of federal benefit                       13,671         11,481          11,029
Statutory rate applied to nondeductible amortization of the excess
   of cost over net assets acquired                                         2,781          2,712           3,366
Other items, net                                                             (137)        (5,258)           (855)
                                                                         --------        -------       ---------
Total                                                                    $125,402        $73,360       $ 106,921
                                                                         ========        =======       =========


The deferred tax asset and liability at the fiscal year end is comprised of the following components (in thousands):

                                                                             1996           1995           1994
                                                                           ---------      --------       --------
Postretirement benefits other than pensions (including amounts
   relating to partnerships in which the company participates)             $  95,764      $ 85,789       $ 84,833
Compensation and benefit accruals                                             (6,802)       21,768         17,130
Accrued interest                                                              10,576         8,073          5,135
Other nondeductible accruals                                                  43,594        30,068         28,127
                                                                           ---------      --------       --------
   Gross deferred tax assets                                               $ 143,132      $145,698       $135,225
                                                                           =========      ========       ========

DEFERRED TAX LIABILITY
Depreciation and amortization                                              $ 196,116      $154,242       $189,843
Equity in partnerships and investees                                          73,499        52,708         46,715
Unrealized appreciation in equity securities                                   1,210        33,478             --
Research and experimental expenditures                                        10,964        12,232          9,379
Other                                                                         11,066        31,924          5,412
                                                                           ---------      --------       --------
   Gross deferred tax liability                                            $ 292,855      $284,584       $251,349
                                                                           =========      ========       ========

   Net deferred tax liability                                              $ 149,723      $138,886       $116,124
                                                                           =========      ========       ========


The components of deferred taxes included in the Consolidated Balance Sheet are as follows (in thousands):

                                                                             1996           1995           1994
                                                                           ---------      --------       --------
Current asset                                                              $  23,536      $ 25,511       $ 21,949
Noncurrent liability                                                         142,727       134,460        108,616
Discontinued BIS operations (net liability)                                   30,532        29,937         29,457
                                                                           ---------      --------       --------
Net deferred tax liability                                                 $ 149,723      $138,886       $116,124
                                                                           =========      ========       ========

C. DEBT

Debt consisted of the following (in thousands):

                                                                           DECEMBER 29   DECEMBER 31     DECEMBER 25
                                                                               1996         1995            1994
                                                                           -----------   -----------     -----------
Commercial paper due at various dates through
   March 21, 1997, at an effective interest rate of
   5.5% as of December 29, 1996. Amounts are net of
   amortized discounts of $1,683 in 1996, $5,502 in
   1995 and $136 in 1994 (a)                                               $ 364,817      $  557,698       $ 54,764

Debentures due in April 15, 2009, bearing interest
   at 9.875%, net of unamortized discount at $2,032
   in 1996, $2,211 in 1995 and $2,363 in 1994                                197,968         197,789        197,637

Notes payable, bearing interest at 8.5%, subject to
   mandatory pro rata amortization of 25% annually
   commencing September 1, 1998, through maturity
   on September 1, 2001, net of unamortized discount of
   $555 in 1996, $726 in 1995 and $897 in 1994                               159,445         159,274        159,103

Senior notes payable on December 15, 2005, bearing
   interest at 6.3%,net of unamortized discount of
   $895 in 1996 and $911 in 1995                                              99,105          99,089             --
                                                                           ---------      ----------       --------
                                                                             821,335       1,013,850        411,504
Less amounts payable in one year (b)                                          50,000          13,129             --
                                                                           ---------      ----------       --------
Total long-term debt                                                       $ 771,335      $1,000,721       $411,504
                                                                           =========      ==========       ========


(a) Commercial paper is supported by $650 million of revolving credit and term loan agreements, $400 million of which mature on October 25, 2001, and $250 million of which mature on October 24, 1997.

(b) The $400 million revolving credit and term loan agreements maturing on October 25, 2001, are long-term in that no principal payments are required during the next 12 months. However, due to the company's intent to reduce its outstanding commercial paper, $50 million has been classified as current.

         Interest payments during 1996, 1995 and 1994 were $70.9 million, $45.4 million and $40.2 million, respectively.

The following table presents the approximate annual maturities of debt for the five years after 1996 (in thousands):

         1997                                                $  50,000
         1998                                                   39,861
         1999                                                   39,861
         2000                                                   39,861
         2001                                                  354,679
         2002 and thereafter                                   297,073
                                                             ---------
         Total                                               $ 821,335
                                                             =========

The carrying amounts and fair values of debt as of December 29, 1996 are as follows (in thousands):


                                                      CARRYING          FAIR
                                                       AMOUNT           VALUE
                                                      -----------    ----------
         Commercial paper                             $364,817         $364,817
         9.875% Debentures                             197,968          235,526
         8.5% Notes payable                            159,445          173,408
         6.3% Senior notes payable                      99,105           97,728
                                                      -----------    ----------
                                                      $821,335         $871,479
                                                      -----------    ----------

D. UNCONSOLIDATED COMPANIES AND JOINT VENTURES

Summary financial information for the company's unconsolidated companies and joint ventures that are accounted for under the equity method is as follows (in thousands):

                                                                            1996           1995            1994
                                                                         -----------    -----------    -----------
Current assets                                                           $   258,037    $   274,815    $   228,864
Property, plant and equipment and other assets                             4,076,604      3,671,364      3,498,335
Current liabilities                                                          287,782        323,199        290,418
Long-term debt and other noncurrent liabilities                            2,893,716      2,572,060      2,479,374
Net sales                                                                  1,417,668      1,248,694      1,021,198
Gross profit                                                                 449,383        376,545        313,221
Net income (loss)                                                             55,104          6,517        (48,142)
Company's share of:
   Net assets                                                                330,267        321,658        293,205
   Net income                                                                 29,868         20,661          7,612


In 1989, the Detroit Free Press and The Detroit News began operating under a joint operating agreement as the Detroit Newspaper Agency (DNA). Balance sheet amounts for the DNA at December 29, 1996, December 31, 1995, and December 25, 1994, are included above and the net assets contributed to the DNA are included in "Equity in unconsolidated companies and joint ventures" in the Consolidated Balance Sheet.

E. CAPITAL STOCK

In 1991, shareholders authorized 20 million shares of preferred stock for future issuance.

On June 21, 1996, the Board of Directors declared a two-for-one stock split in the form of a 100% common stock dividend that was payable on July 31, 1996, to shareholders of record on July 10, 1996. The financial statements have been restated to give retroactive recognition to the stock split in prior periods by reclassifying from retained earnings to common stock, the par value of the additional shares arising from the split. In addition, all references in the financial statements to number of shares and per share amounts have been restated.

Concurrent with the stock split, the company executed a rights agreement to replace a similar agreement that expired on July 10, 1996. The agreement grants each holder of a common share a right, under certain conditions, to purchase from the company a unit consisting of one one-hundredth of a share of preferred stock, at a price of $150, subject to adjustment. The rights provide that in the event the company is a surviving corporation in a merger, each holder of a right will be entitled to receive, upon exercise, common shares having a value equal to two times the exercise price of the right. In the event the company engages in a merger or other business combination transaction in which the company is not the surviving corporation, the rights agreement provides that proper provision shall be made so that each holder of a right will be entitled to receive, upon the exercise thereof at the then-current exercise price of the right, common stock of the acquiring company having a value equal to two times the exercise price of the right. No rights certificates will be distributed until 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the company's outstanding common stock, or 10 business days following the commencement of a tender offer or exchange offer for 20% or more of the company's outstanding stock. Until such time, the rights are evidenced by the common share certificates of the company. The rights are not exercisable until distributed and will expire on July 10, 2006, unless earlier redeemed or exchanged by the company.

The company has the option to redeem the rights in whole, but not in part, at a price of $.01 per right subject to adjustment. The company's Board of Directors has reserved for issuance upon exercise of the rights 1,500,000 preferred shares.

The Employees Stock Purchase Plan provides for the sale of common stock to employees of the company and its subsidiaries at a price equal to 85% of the market value at the end of each purchase period. Participants under the plan received 453,754 shares in 1996, 599,558 shares in 1995 and 620,246 shares in 1994. The purchase price of shares issued in 1996 under this plan ranged between $28.59 and $35.49, and the market value on the purchase dates of such shares ranged from $33.63 to $41.75.

The Employee Stock Option Plan provides for the issuance of nonqualified stock options and incentive stock options. Options are issued at prices not less than market value at date of grant and until 1994 were exercisable at issue date. Options granted after March 1994 are exercisable in three equal installments vesting over a three-year period from the date of grant. There is no expiration date for the granting of options, but options must expire no later than 10 years from the date of grant. The option plan provides for the discretionary grant of stock appreciation rights (SARs) in tandem with previously granted options, which allow a holder to receive in cash, stock or combinations thereof the difference between the exercise price and the fair market value of the stock at date of exercise.

Proceeds from the issuance of shares under these plans are included in shareholders' equity and do not affect income.

Transactions under the Employee Stock Option Plans are summarized as follows:

                                                                                                WEIGHTED
                                                                                                AVERAGE
                                                                                                EXERCISE
                                                                        NUMBER OF                PRICE
                                                                         SHARES                 PER SHARE
                                                                     --------------           ------------
         Outstanding
            December 26, 1993                                           7,732,846               $ 25.47
              Exercised                                                  (514,822)                19.55
              Expired
              Forfeited                                                   (12,200)                27.79
              Granted                                                   1,440,900                 24.62
         Outstanding
            December 25, 1994                                           8,646,724                 25.68
              Exercised                                                (2,319,910)                24.21
              Expired
              Forfeited                                                   (24,800)                26.24
              Granted                                                   1,345,300                 32.16
         Outstanding
            December 31, 1995                                           7,647,314                 27.26
              EXERCISED                                                (1,909,690)                25.95
              EXPIRED                                                      (8,650)                29.54
              FORFEITED                                                  (148,579)                28.70
              GRANTED                                                   1,324,450                 39.25
         OUTSTANDING
            DECEMBER 29, 1996                                           6,904,845                 29.89

At December 29, 1996, shares of the company's authorized but unissued common stock were reserved for issuance as follows:

                                                                                         SHARES
                                                                                        ---------
         Employee stock option plans                                                    3,223,215
         Employees stock purchase plan                                                  1,808,620
                                                                                        =========
          Total                                                                         5,031,835
                                                                                        =========


As required by FAS 123, pro forma information regarding net income and earnings per share has been determined as if the company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995, respectively: risk-free rates of 6.1% and 5.5%; dividend yields of 2.0% and 2.5%; volatility factors of the expected market price of the company's common stock of 0.16 and 0.17; and a weighted-average expected life of the option of
6.5 years for both. The weighted-average fair value of the stock options for the years 1996 and 1995 were $9.65 and $6.94, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the company's employee stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models, in management's opinion, do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. In addition, the 15% discount in market value under the employees stock purchase plan is treated as compensation expense for pro forma purposes. The company's 1996 and 1995 pro forma information follows (in thousands, except for earnings per share information):

                                                                            1996               1995
                                                                          --------           --------

         Net earnings                                                     $264,506           $158,472
         Earnings per common and common
             equivalent share                                               2.72               1.58

The 1996 pro forma effect on net income is not necessarily representative of the effect in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

The exercise price of options outstanding at December 29, 1996, ranged between $20.13 and $39.31. The weighted-average remaining contractual life of those options for 1996 and 1995, is 7.3 and 7.1 years, respectively. 4,305,845 and 5,323,930 options were exercisable at the end of 1996 and 1995, respectively.

F. RETIREMENT PLANS

The company and its subsidiaries have several company-administered noncontributory defined benefit plans covering most non-union employees. These plans provide benefits that are based on the employees' compensation during various times before retirement. The funding policy for these plans is to contribute annually an amount that is intended to provide the projected benefit earned during the year for the covered employees. The company also contributes to certain multi-employer union defined benefit plans, company-administered and jointly administered negotiated plans covering union employees. The funding policy for these plans is to make annual contributions in accordance with applicable agreements.

The company also sponsors certain defined contribution plans established pursuant to Section 401(k) of the Internal Revenue Code. Subject to certain dollar limits, employees may contribute a percentage of their salaries to these plans, and the company will match a portion of the employees' contributions.

A summary of the components of net periodic pension cost for the defined benefit plans (both company-administered non-negotiated and single-employer negotiated plans) is presented here, along with the total amounts charged to pension expense for multi-employer union defined benefit plans, defined contribution plans and other agreements (in thousands):


                                    1996            1995           1994
                                 ----------       ---------       --------
Defined benefit plans:
    Service cost                 $   26,012       $  18,144       $ 21,376
    Interest cost                    56,698          51,725         48,559
    Actual return on
      plan assets                  (106,651)       (137,554)        20,553
    Net amortization
      and deferral                   43,681          84,042        (78,037)
                                 ----------       ---------       --------

         Net                         19,740          16,357         12,451
Multi-employer union plans           11,849          13,006         13,622
Defined contribution plans            8,880           8,273          7,755
Other                                 1,412           1,808          1,817
                                 ----------       ---------       --------
   Net periodic pension cost     $   41,881       $  39,444       $ 35,645
                                 ==========       =========       ========


Assumptions used each year in accounting for defined benefit plans were:


                                                          1996            1995            1994
                                                         ------          -------       ---------
         Discount rate as of year end                     7.5%            7.25%              8.5%
         Expected long-term rate of return on
            assets assumed in determining
            pension expense                               8.5%             8.5%        8.0 - 8.5%
         Rate of increase in compensation levels
            as of year end                                4.5%             4.5%        3.5 - 4.5%

The following table sets forth the funded status and amounts recognized in the Consolidated Balance Sheet for the defined benefit plans (in thousands):


                                     December 29, 1996               December 31, 1995              December 25, 1994
                               ------------------------------- ----------------------------    ------------------------------
                                Plans Whose     Plans Whose     Plans Whose     Plans Whose    Plans Whose     Plans Whose
                                   Assets       Accumulated        Assets       Accumulated       Assets       Accumulated
                                   Exceed         Benefits         Exceed         Benefits        Exceed         Benefits
                                Accumulated        Exceed       Accumulated        Exceed      Accumulated        Exceed
                                  Benefits         Assets         Benefits         Assets        Benefits         Assets
                                 (16 plans)      (9 plans)       (17 plans)      (11 plans)     (19 plans)      (8 plans)
                               --------------- --------------- --------------- -------------- --------------- ---------------
Actuarial present value of
benefit obligations:
Vested benefit obligations        $ 601,284        $ 74,766       $ 564,319        $  83,275     $ 459,237        $ 49,613
                                  =========        ========       =========        =========     =========        ========

Accumulated benefit obligations   $ 612,444        $ 77,021       $ 574,642        $  85,581     $ 468,205        $ 51,217
                                  =========        ========       =========        =========     =========        ========
Projected benefit obligation      $ 709,412        $ 87,467       $ 672,691        $ 100,273     $ 539,832        $ 58,989
Plan assets at fair value           810,102          49,809         717,475           55,019       612,776          32,380
                                  ---------        --------       ---------        ---------     ---------        --------
Projected benefit obligation
less than (in excess of) plan
assets                              100,690         (37,658)         44,784          (45,254)       72,944         (26,609)
Unrecognized net (gain) loss        (96,564)         11,704         (15,441)          15,032       (37,278)          1,220
Prior service cost not yet
recognized in net periodic
pension cost                         33,135          11,283          24,865           12,522        28,408          13,685
Unrecognized net (asset)
obligation, at the date FAS 87
was adopted, net of amortization    (18,592)          1,738         (23,689)           2,190       (29,122)          2,523
Adjustment required to
recognize minimum liability                         (14,279)                         (18,071)                      (10,199)
                                  ---------        --------       ---------        ---------     ---------        --------
Net pension asset (liability)
recognized in the Consolidated
Balance Sheet                     $  18,669        $(27,212)      $  30,519        $ (33,581)    $  34,952        $(19,380)
                                  =========        ========       =========        =========     =========        ========


Of the nine plans whose accumulated benefits exceed assets, four are qualified pension plans. These qualified plans have vested benefits of $50.5 million and assets of $49.8 million.

Net pension assets are included in "Other" noncurrent assets and net pension liabilities are included in "Employment benefits and other noncurrent liabilities." Substantially all of the assets of the company-administered plans are invested in listed stocks and bonds.

G. ACQUISITIONS AND DISPOSITIONS

ACQUISITIONS

On October 31, 1995, the company acquired 100% of the outstanding shares of Lesher Communications, Inc., ("Lesher") for $360 million. The difference between the purchase price of $360 million and the cash distribution of $335.8 million was due to certain assumed liabilities. Lesher, a privately held newspaper company based in Walnut Creek, Calif., publishes four daily newspapers in contiguous Contra Costa and eastern Alameda County markets in the East Bay area of Northern California. Lesher was renamed Contra Costa Newspapers, Inc., (CCN) in November 1995.

The fair value of assets acquired, not including goodwill, was $99.0 million and assumed liabilities totaled $107.7 million. Included in the assumed liabilities was $68.1 million of liabilities paid at closing. Goodwill and other intangibles of $276.4 million are being amortized over periods ranging from 15 to 40 years on the straight-line basis.

The pro forma results listed below are unaudited and reflect purchase price accounting adjustments assuming the acquisition occurred at the beginning of each year presented (in thousands, except per share data).

                                                          1995               1994
                                                       ----------         ----------
         Net sales                                     $2,368,427         $2,244,146
         Operating earnings                               233,129            314,599
         Earnings before income taxes                     163,952            251,741
         Net earnings                                     161,700            161,765
         Earnings per common and common
            equivalent share                                 1.61               1.49

Discontinued Operations (See Note K):
During October 1995, the company acquired 100% interest in The CARL Corporation, a leading provider of library automation services. The company also acquired a 100% interest in The UnCover Company, a joint partnership of The CARL Corporation and Blackwell Limited.

All acquisitions were accounted for as purchases and, accordingly, the accompanying financial statements include the results of their operations from the acquisition dates. The acquisition cost of CCN in 1995 is included in the caption "Acquisition of Contra Costa Newspapers, Inc."

DISPOSITIONS

Discontinued operations (See Note K):
On July 26, 1996, the company sold Knight-Ridder Financial (KRF) to Global Financial Information Corporation for $275 million. The pretax and after-tax gains from the sale of KRF were $155.9 million and $86.3 million, respectively.

On April 3, 1995, the company sold the Journal of Commerce (JoC) to the Economist Group of London for $115 million. The after-tax gain from the sale of the JoC was $53.8 million.

Other: In November 1996, the company sold its investment in Netscape Communications Corporation, resulting in an after tax gain of $7.3 million, net of adjustments in the carrying value of certain other investments.

In January 1997, the company and Tele-Communications, Inc., closed on the previously announced sale of the company's interest in all but one of their jointly owned cable investments. The remaining systems, including Kentucky, account for a small portion of the original investment. That sale is expected to close later. The company expects to report an after-tax gain on the transaction of between $130 million and $150 million. The company expects the total sale to yield net after-tax proceeds of between $270 million and $280 million.

H. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The company and its subsidiaries have defined postretirement benefit plans that provide medical and life insurance for retirees and eligible dependents. The company's postretirement benefit expense is determined under the provisions of FAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This statement requires that the cost of these benefits, which are primarily for health care and life insurance, be recognized in the financial statements throughout the employees' active working careers.

The company valued the accumulated postretirement benefit obligation using the following assumptions:

                                                            1996       1995       1994
                                                            ----       ----       ----
     Discount rate at the end of the year                    7.5%       7.25%      8.5%
     Annual rate of increase in salaries                     4.5         4.5       4.5
     Medical trend rate:
     Projected                                               9.0        10.0      11.0
     Reduced to this percentage in 2001 and thereafter       5.5         5.5       5.5

H. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (CONTINUED)

The following tables present the funded status of the company's benefit plan (excluding liabilities of the DNA that are reported in the Consolidated Balance Sheet under the investment caption "Equity in unconsolidated companies and joint ventures") and the components of 1996, 1995 and 1994 periodic expense (in thousands):

                                                           1996                       1995                       1994
                                                 --------------------------- ------------------------   -----------------------
                                                                     LIFE                      LIFE                      LIFE
                                                                  INSURANCE                 INSURANCE                 INSURANCE
                                                   MEDICAL        AND OTHER   MEDICAL       AND OTHER     MEDICAL     AND OTHER
                                                    PLANS           PLANS      PLANS          PLANS        PLANS        PLANS
                                                 ----------      ----------  ---------     -----------   --------   ------------
Accumulated postretirement benefit obligation:
   Retirees                                        $ 58,225       $ 13,519   $  69,180      $ 13,313     $ 64,244    $ 11,194
   Fully eligible active plan participants           12,369          5,157      16,778         5,440       11,435       4,390
   Other active plan participants                    17,650         14,568      21,617        16,243       13,277      15,188
                                                   --------       --------   ---------      --------     --------    --------

Accumulated benefit obligation
  in excess of plan assets                           88,244         33,244     107,575        34,996       88,956      30,772

Unrecognized net reduction (increase)
  in prior service costs                             27,693           (158)     31,723          (180)      35,752        (222)
Unrecognized net gain (loss)                          1,494          8,303     (10,632)        5,577        1,629       8,946
                                                   --------       --------   ---------      --------     --------    --------
Accrued liability recognized in the balance
  sheet                                            $117,431       $ 41,389   $ 128,666      $ 40,393     $126,337    $ 39,496
                                                   ========       ========   =========      ========     ========    ========
Net periodic postretirement benefit cost
  includes the following components:
    Service cost                                   $  3,769                  $   4,414                   $  2,996
    Interest cost                                    11,229                     11,742                     10,893
    Amortization                                     (4,600)                    (5,095)                    (4,628)
                                                   --------                  ---------                   --------
    Net periodic postretirement benefit cost       $ 10,398                  $  11,061                   $  9,261
                                                   ========                  =========                   ========

Impact of 1% increase in medical trend rate:
  Aggregate impact on 1996 service cost and
      interest cost                                $  1,058
                                                   ========

  Increase in December 29, 1996, accumulated
      postretirement benefit obligation            $  6,160
                                                   ========


A pretax gain resulting from curtailments, settlements and special termination benefits under these plans was $8.6 million in 1996, which related to restructuring of plans.

I. COMMITMENTS AND CONTINGENCIES

At December 29, 1996, the company had lease commitments currently estimated to aggregate approximately $47.6 million that expire from 1997 through 2051 as follows (in thousands):

         1997                                          $12,841
         1998                                            9,357
         1999                                            7,240
         2000                                            5,936
         2001                                            3,955
         2002 and thereafter                             8,289
                                                       -------
         Total                                         $47,618
                                                       =======

Payments under the lease contracts were $15.2 million in 1996, $13.3 million in 1995, and $12.2 million in 1994. In connection with the company's insurance program, letters of credit are required to support certain projected worker compensation obligations. At December 29, 1996, the company had approximately $40.3 million of undrawn letters of credit outstanding.

In 1990, a verdict was rendered against the company's subsidiary, Philadelphia Newspapers, Inc. (PNI), publisher of The Philadelphia Inquirer and Philadelphia Daily News, in a libel action entitled Sprague v. Philadelphia Newspapers, Inc., for $2.5 million in compensatory damages and $31.5 million in punitive damages. On April 1, 1996, the libel action was settled. The settlement had no material impact on earnings.

Various libel actions and environmental and other legal proceedings that have arisen in the ordinary course of business are pending against the company and its subsidiaries. In the opinion of management, the ultimate liability to the company and its subsidiaries as a result of these legal proceedings will not be material to the financial position or results of operations.

J. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The company's largest source of revenue, retail advertising, is seasonal and tends to fluctuate with retail sales in markets served. Historically, retail advertising is higher in the second and fourth quarters. General advertising, while not as seasonal as retail, is lower during the summer months. Classified advertising revenue has in the past been a reflection of the overall economy and has not been significantly affected by seasonal trends. The following table summarizes the company's quarterly results of operations (in thousands, except per share data):


                                                                                          QUARTER
                                                              -----------------------------------------------------------------
                                                                  FIRST           SECOND          THIRD          FOURTH
                                                              --------------- --------------- --------------  -----------------
1996

Reclassified for discontinued operations:

       Operating revenue                                         $ 574,815       $ 600,046       $ 581,864      $ 636,364
       Operating income                                             49,506          79,105          74,524        131,517
       Income from continuing operations                            22,872          41,732          39,711         81,961
       Net gain/(adjustment) on sale of discontinued BIS
       operations                                                                                   90,901         (4,646)
       Income/(Loss) from discontinued BIS operations                  645             621          (4,355)        (1,569)
       Net income                                                   23,517          42,353         126,257         75,746  (b)
       Net Income/(Loss) per common and
        common Equivalent share (1),(2):
          Continuing operations                                       0.23            0.42            0.41           0.86  (b)
          Net gain (adjustment) on sale of discontinued
           BIS operations                                              -               -              0.94           (.05)
          Discontinued BIS operations                                 0.01            0.01            (.04)          (.02)
          Net income                                                  0.24            0.43            1.31           0.79  (b)
       Dividends declared per common share (2)                        0.18 1/2        0.20            0.20                 (c)


J. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                           QUARTER
                                                              ------------------------------------------------------------------
                                                                  FIRST           SECOND          THIRD           FOURTH
                                                              --------------- --------------- --------------- ------------------
1996
As previously reported:
       Operating revenue                                         $ 697,661       $ 716,982       $ 653,796       $ 706,404
       Operating income                                             50,612          80,450          71,614         132,242
       Net income                                                   23,518          42,352         126,257  (a)     75,746  (b)
       Net income per common and
        common equivalent share (1), (2)                              0.24            0.43            1.31  (a)       0.79  (b)
       Dividends declared per common share (2)                        0.18 1/2        0.20            0.20            -     (c)


1995

Reclassified for discontinued operations:

       Operating revenue                                         $ 540,653       $ 569,521       $ 519,839       $ 635,325
       Operating income                                             64,497          82,063          15,757          67,342
       Income from continuing operations                            29,456          42,484           3,966          34,804
       Net gain on sale of discontinued BIS operations                              53,765
       Income/(Loss) from discontinued BIS operations                6,217          (2,129)          2,624          (3,805)
       Income before cumulative effect of change
        in accounting principle                                     35,673          94,120           6,590          30,999
       Cumulative effect of change in accounting
        principle for contributions                                 (7,320)
       Net income                                                   28,353          94,120           6,590          30,999
       Net income/(loss) per common and
        common equivalent share (1), (2):
          Continuing operations                                       0.28            0.42            0.04            0.35
          Net gain on sale of discontinued BIS operations                -            0.54            -               -
          Discontinued operations                                     0.06            (.02)           0.03            (.03)
          Income before cumulative effect of change in
              accounting principle                                    0.34            0.94            0.07            0.32
           Cumulative effect of change in
              accounting principle for contributions                 (0.07)              -               -               -
           Net income                                                 0.27            0.94            0.07            0.32
       Dividends declared per common share (2)                        0.18 1/2        0.18 1/2        0.18 1/2        0.18 1/2


J. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                         QUARTER
                                                              ---------------------------------------------------------------
                                                                  FIRST           SECOND           THIRD          FOURTH
                                                              --------------- --------------- -------------     -------------
1995
As previously reported:

       Operating revenue                                         $ 674,599       $ 687,455       $ 637,994       $ 751,786
       Operating income                                             71,007          84,714          19,081          65,482
       Income before cumulative effect of change
           in accounting principle                                  35,673          94,120 (d)       6,590          30,999
       Cumulative effect of change in accounting
           principle for contributions                              (7,320)
       Net income                                                   28,353          94,120 (d)       6,590          30,999
       Net income per common and
           common equivalent share (2):
               Income before cumulative effect of change
                in accounting principle                               0.34            0.94 (d)        0.07            0.32
               Cumulative effect of change
                in accounting principle for contributions            (0.07)            -               -               -
               Net income                                             0.27            0.94 (d)        0.07            0.32
       Dividends declared per common share (2)                        0.18 1/2        0.18 1/2        0.18 1/2        0.18 1/2


1994

Reclassified for discontinued operations:

       Operating revenue                                         $ 505,204       $ 537,324       $ 517,905       $ 588,051
       Operating income                                             57,905          90,204          69,162          92,119
       Income from continuing operations                            25,034          48,385          33,301          53,163
       Income/(Loss) from discontinued BIS operations                5,338           1,736           3,942               1
       Net income                                                   30,372          50,121          37,243          53,164
       Net income per common and
        common Equivalent share (1), (2):
        Continuing operations                                         0.23            0.44            0.31            0.50
        Discontinued BIS operations                                   0.04            0.02            0.04             -
        Net income                                                    0.27            0.46            0.35            0.50
       Dividends declared per common share (2)                        0.17 1/2        0.18 1/2(e)     0.18 1/2        0.18 1/2



J. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                                                        QUARTER
                                                                FIRST           SECOND            THIRD          FOURTH
                                                            --------------- ---------------   -------------     -----------
1994
As previously reported:

       Operating revenue                                       $ 630,863       $ 661,550         $ 642,613      $ 713,935
       Operating income                                           64,810          95,286            75,277         95,888
       Net income                                                 30,372          50,121            37,243         53,164
       Net income per common and
        common equivalent share (1), (2)                            0.27            0.46              0.35           0.50
       Dividends declared per common share (2)                      0.17 1/2        0.18 1/2(e)       0.18 1/2       0.18 1/2

(1) Amounts do not total to the annual earnings per share because each quarter and the year are calculated separately based on average outstanding shares during that period.

(2) Amounts have been restated to reflect a two-for-one stock split in the form of a 100% stock dividend, effective July 31, 1996.

(a)      Includes the gain on the sale of KRF.

(b) Includes the after-tax gain on the sale of Netscape, net of adjustments to the carrying value of certain investments ($.07 per share).

(c) The Board of Directors declared a $.20 per share dividend on January 28, 1997. The quarterly dividend usually paid in January was paid on February 24, 1997, to shareholders of record as of the close of business on February 12, 1997.

(d) Includes the after-tax $53.8 million ($.54 per share) gain on the sale of JoC.

(e) The second quarter ended June 26, 1994. These dividends were declared June 28, 1994, and recorded in the third quarter.

K. SUBSEQUENT EVENTS

On April 4, 1997, the company announced that it will divest Knight-Ridder Information, Inc. (KRII). This announcement resulted in its former Business Information Service (BIS) segment (excluding one business called Technimetrics, the ownership of which will continue and the operations of which are not material) being reclassified as discontinued operations in the quarter ended June 29, 1997.

On October 2, 1997, KRI also announced it has entered into an agreement to sell KRII to M.A.I.D. plc for $420 million. The sale is expected to close before the end of 1997 and is expected to result in a gain.

K. SUBSEQUENT EVENTS (CONTINUED)

The accompanying consolidated financial statements and notes thereto, have been reclassified to reflect the effects of the discontinued segment. In the accompanying consolidated balance sheets as of December 29, 1996, December 31, 1995, and December 25, 1994 the non current assets and liabilities of the discontinued segment have been reclassified and included in the balance sheet caption, "Net assets of discontinued BIS operations." In the accompanying consolidated statements of income and cash flows for the three years then ended, results of operations and related cash flows of the discontinued segment have been reclassified.

                      Pro Forma Financial Data (Unaudited)


The following pro forma unaudited condensed consolidated financial statements present the pro forma financial position at March 30, 1997 for Knight-Ridder, Inc. ("Knight-Ridder") and for ABC Media, Inc. ("Media"), and the pro forma results of operations for the quarter then ended, along with the results of operations for the year ended December 29, 1996. These pro forma financial statements give effect to the acquisition as if such acquisition of Media by Knight-Ridder had occurred at the beginning of each period for purposes of the condensed consolidated statements of income and as if such acquisition had occurred at the end of the period for purposes of the condensed consolidated balance sheet.

The pro forma unaudited condensed consolidated financial statements do not purport to represent what Knight-Ridder's actual results of operations would have been had the acquisition occurred at the beginning of the periods and may not be indicative of Knight-Ridder's financial position or operating results for any future periods.

The pro forma adjustments are based upon currently available information. The assumptions underlying the calculation of the pro forma adjustments are considered appropriate under the circumstances. These pro forma unaudited condensed consolidated financial statements should be read in conjunction with Knight-Ridder's Consolidated Financial Statements and the Notes thereto for the year ended December 29, 1996 along with Management's Discussion and Analysis of Operations, which are included in Knight-Ridder's Form 10-K covering such year and for the quarter ended March 30, 1997 along with Management's Discussion and Analysis of Operations, which are included in Knight-Ridder's Form 10-Q covering such period.

           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                            (In Thousands of Dollars)



                                                             Knight-Ridder ABC Media,
                                                               Inc.           Inc.
                                                             March 30,      March 30,      Pro Forma         Adjusted
                                                               1997           1997          Adjustments     Pro Forma
                                                             ----------    ------------    -------------  --------------
ASSETS

   Cash & equivalents including short-term cash investments  $   24,552          $1,848                        $    26,400
   Accounts receivable, net                                     338,760          52,004                            390,764
   Inventories                                                   48,313           6,049           1,534 A           55,896
   Prepaid expense                                               33,930           1,278                             35,208
   Other current assets                                          45,345           1,220                             46,565
                                                             ----------     -----------      ----------        -----------
        Total Current Assets                                    490,900          62,399           1,534            554,833
                                                             ----------     -----------      ----------        -----------

   Net assets of discontinued BIS operations                    317,909                                            317,909

   Investments and Other Assets                                 557,259           4,074                            561,333

   Property, Plant and Equipment, Net                           881,444          97,655          33,257 A        1,012,356

   Goodwill and other intangibles, net                          632,370       1,443,866         350,000 A        2,337,873
                                                                                              1,355,503 C
                                                                                             (1,443,866)D
                                                             ----------     -----------      ----------        -----------
        Total                                                $2,879,882     $ 1,607,994      $  296,428        $ 4,784,304
                                                             ==========     ===========      ==========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

   Accounts payable                                             136,407          11,959                            148,366
   Accrued expenses  and other liabilities                      102,516          32,695          14,900 A          150,111
   Accrued compensation and amounts withheld from employees      87,150           9,527                             96,677
   Federal and state income taxes                               113,649                                            113,649
   Deferred revenue                                              74,632                                             74,632
                                                             ----------     -----------      ----------        -----------
        Total Current Liabilities                               514,354          54,181          14,900            583,435
                                                             ----------     -----------      ----------        -----------

     Long-term debt                                             706,630          85,300         990,000 B        1,696,630
                                                                                                (85,300)D
     Deferred federal and state income taxes                    130,759          25,107         152,767 E          308,633
     Postretirement benefits other than pensions                147,431           7,467                            154,898
     Employment benefits and other noncurrent liabilities       115,619                                            115,619
     Due to parent Company                                                        1,207          (1,207)D
                                                             ----------     -----------      ----------        -----------
         Total Noncurrent Liabilities                         1,100,439         119,081       1,056,260          2,275,780
                                                             ----------     -----------      ----------        -----------

Minority interest in consolidated subsidiaries                    1,047                                              1,047
                                                             ----------                                        -----------

Commitments and Contingencies

SHAREHOLDERS' EQUITY
     Common Stock                                                 1,944                                              1,944
     Preferred Stock                                                                              1,755 B            1,755
     Additional capital                                         303,753       1,500,000      (1,500,000)F          961,998
                                                                                                658,245 B
     Retained earnings (deficit)                                974,138         (65,268)         65,268 F          974,138
     Unrealized losses on investments                           (15,793)                                           (15,793)
                                                             ----------    ------------     -----------        -----------
         Total Shareholders' Equity                           1,264,042       1,434,732        (774,732)         1,924,042
                                                             ----------    ------------     -----------        -----------

         Total                                               $2,879,882     $ 1,607,994        $296,428        $ 4,784,304
                                                             ==========    ============     ===========        ===========


        Pro Forma Condensed Consolidated Statements of Income (Unaudited)
                (In Thousands of Dollars, except Per Share Data)


                                                             Knight-Ridder        ABC Media,
                                                                 Inc.                Inc.
                                                            For The Quarter     For The Quarter
                                                                 Ended               Ended
                                                               March 30            March 30          Pro Forma        Adjusted
                                                                 1997                1997           Adjustments       Pro Forma
                                                            ----------------    ----------------   --------------   -----------
OPERATING REVENUE
     Advertising
       Retail                                                  $193,367                $47,056                       $  240,423
       General                                                   51,498                  8,231                           59,729
       Classified                                               208,516                 38,423                          246,939
                                                           ------------           ------------                       ----------
         Total                                                  453,381                 93,710                          547,091
     Circulation                                                126,855                 25,708                          152,563
     Other                                                       26,163                  5,373                           31,536
                                                           ------------           ------------                       ----------
         Total Operating Revenue                                606,399                124,791                          731,190
                                                           ------------           ------------                       ----------

OPERATING COSTS
   Labor and employee benefits                                  252,491                 40,803                          293,294
   Newsprint, ink and supplements                                93,464                 21,211           $15 A          114,690
   Other operating costs                                        131,314                 28,451                          159,765
   Depreciation and amortization                                 30,946                 11,875           529 B           45,371
                                                                                                       2,021 C
                                                           ------------           ------------   -----------         ----------
         Total Operating Costs                                  508,215                102,340         2,565            613,120
                                                           ------------           ------------   -----------         ----------

OPERATING INCOME                                                 98,184                 22,451        (2,565)           118,070
                                                           ------------           ------------   -----------         ----------

OTHER INCOME (EXPENSE)
   Interest expense                                             (14,906)                (2,220)      (13,125)D          (30,251)
   Interest expense capitalized                                   1,792                                                   1,792
   Interest income                                                  437                                                     437
   Equity in earnings of unconsolidated
     companies and joint ventures                                   868                                                     868
   Minority interests in earnings of
     consolidated subsidiaries                                   (2,659)                                                 (2,659)
   Other, net                                                   219,127                    210                          219,337
                                                           ------------           ------------   -----------         ----------
         Total                                                  204,659                 (2,010)      (13,125)           189,524
                                                           ------------           ------------   -----------         ----------
Income before income taxes                                      302,843                 20,441       (15,690)           307,594
Income taxes                                                    127,374                 12,135        (6,276)E          133,233
                                                           ------------           ------------   -----------         ----------

INCOME FROM CONTINUING OPERATIONS                               175,469                  8,306        (9,414)           174,361
Income/(Loss) from discontinued operations                         (738)                                                   (738)
                                                           ------------           ------------   -----------         ----------

         Net Income                                        $    174,731           $      8,306   $    (9,414)        $  173,623
                                                           ============           ============   ===========         ==========

EARNINGS PER COMMON AND COMMON
   EQUIVALENT SHARE
   Income from continuing operations                       $       1.85                                              $     1.55
   Income/(Loss) from discontinued BIS operations, net              -                                                       -
                                                           ------------                                              ----------
     Net income                                            $       1.85                                              $     1.55
                                                           ============                                              ==========

AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING (IN 000s)                        94,683                               17,550            112,233
                                                           ============                          ===========         ==========

              Pro Forma Condensed Consolidated Statements of Income
                      For the year ended December 29, 1996
                (In Thousands of Dollars, except per share data)



                                                               Knight-Ridder,      ABC Media,        Pro Forma          Adjusted
                                                                    Inc.              Inc.          Adjustments         Pro Forma
                                                               --------------     -------------     -----------       -------------

OPERATING REVENUE
     Advertising
       Retail                                                        $821,768          $202,709                          $1,024,477
       General                                                        198,797            32,526                             231,323
       Classified                                                     772,859           143,287                             916,146
                                                               --------------     -------------                      --------------
         Total                                                      1,793,424           378,522                           2,171,946
     Circulation                                                      501,826           100,256                             602,082
     Other                                                             97,839            20,944                             118,783
                                                               --------------     -------------                      --------------
         Total Operating Revenue                                    2,393,089           499,722                           2,892,811

OPERATING COSTS
   Labor and employee benefits                                        976,142           158,792                           1,134,934
   Newsprint, ink and supplements                                     472,207           104,544           $2,153 A          578,904
   Other operating costs                                              486,491           104,492                             590,983
   Depreciation and amortization                                      123,597            44,894            2,118 B          181,072
                                                                                                          10,463 C
                                                               --------------     -------------     ------------     --------------
         Total Operating Costs                                      2,058,437           412,722           14,734          2,485,893
                                                               --------------     -------------     ------------     --------------

OPERATING INCOME                                                      334,652            87,000          (14,734)           406,918
                                                               --------------     -------------     ------------     --------------

OTHER INCOME (EXPENSE)
   Interest expense                                                   (73,137)           (8,886)         (52,494)D         (134,517)
   Interest expense capitalized                                         6,397                                                 6,397
   Interest income                                                      6,490                                                 6,490
   Equity in earnings of unconsolidated
     companies and joint ventures                                      29,868                                                29,868
   Minority interests in earnings of
     consolidated subsidiaries                                         (9,293)                                               (9,293)
   Other, net                                                          16,701            (8,057)                              8,644
                                                               --------------     -------------     ------------     --------------
         Total                                                        (22,974)          (16,943)         (52,494)           (92,411)
                                                               --------------     -------------     ------------     --------------
Income before income taxes                                            311,678            70,057          (67,228)           314,507
Income taxes                                                          125,402            41,991          (26,891)E          140,502
                                                               --------------     -------------     ------------     --------------

INCOME FROM CONTINUING OPERATIONS                                     186,276            28,066          (40,337)           174,005
Net gain on sale of discontinued BIS operations                        86,255                                                86,255
Income/(Loss) from discontinued BIS operations                         (4,658)                                               (4,658)
                                                               --------------     -------------     ------------     --------------

   Net Income                                                        $267,873           $28,066         ($40,337)          $255,602
                                                               ==============     =============     ============     ==============


EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE

   Income from continuing operations                            $        1.91                                       $          1.51
   Net gain on sale of discontinued BIS operations                       0.89                                                  0.75
   Income/(Loss) from discontinued BIS operations, net                  (0.05)                                                (0.04)
                                                               --------------                                        --------------

     Net income                                                 $        2.75                                       $          2.22
                                                               ==============                                        ==============

AVERAGE COMMON AND COMMON
     EQUIVALENT SHARES OUTSTANDING (IN 000s)                           97,420                             17,550            114,970
                                                               ==============                       ============     ==============

             Notes to Pro Forma Financial Statements (Unaudited)
                          (In Thousands of Dollars)


NOTE A. PRO FORMA ADJUSTMENTS

On May 9, 1997, Knight-Ridder completed the acquisition of Media through the merger of a wholly owned subsidiary of Knight-Ridder with and into Media. Media owns four newspapers located in Belleville, Illinois, Kansas City, Missouri, Wilkes-Barre, Pennsylvania and Fort-Worth, Texas. Knight-Ridder intends to continue to manage and operate Media as a newspaper company. The four newspapers have combined daily and Sunday circulation of 630,000 and 898,000, respectively.

The acquisition was accounted for under the purchase method. The purchase price of $1.65 billion was allocated, based on preliminary allocations, to the estimated fair market value of tangible and intangible net assets of Media. The excess of purchase price over these net assets of Media of approximately $1.3 billion, has been recorded as goodwill and will be amortized on a straight-line basis over 40 years.

Pursuant to the merger Knight-Ridder issued 1,754,930 shares of Knight-Ridder Series B convertible preferred stock. At the effective time of the merger, Media had $990 million of bank debt, the payment of which was subsequently guaranteed by Knight-Ridder.

The pro forma condensed consolidated balance sheet at March 30, 1997 and the related pro forma condensed consolidated statements of income for the quarter then ended, as well as the pro forma condensed consolidated statements of income for the year ended December 29, 1996 reflect the acquisition as if it had occurred at the beginning of the period for purposes of the condensed consolidated statements of income and as if such acquisition had occurred at the end of the period for purposes of the condensed consolidated balance sheets. The pro forma adjustments are described below:

CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 30, 1997

A. To adjust the net assets of Media to their estimated fair value based on a preliminary allocation of the purchase price and to record estimated acquisition costs of $14.9 million.

B. To reflect the issuance of 1,754,930 shares of Knight-Ridder Series B convertible preferred stock valued at $660 million and the $990 million of bank debt owed by Media.

C. To record a preliminary allocation of the excess purchase price over the fair value of the net assets acquired.

                            (In Thousands of Dollars)



D.       To eliminate assets and liabilities retained by the seller.

E. To record the tax effects of pro forma adjustments related to the increase in fair value of net assets acquired.

F.       To eliminate Media's equity accounts.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - QUARTER ENDED MARCH 30, 1997 AND THE YEAR ENDED DECEMBER 29, 1996

A. To eliminate the effects of cost calculated under the LIFO inventory method ($15,000 for the quarter ended March 30, 1997 and $2.2 million for the year ended December 29, 1996).

B. To record depreciation ($529,000 for the quarter ended March 30, 1997 and $2.1 million for the year ended December 29, 1996) from preliminary recording of property at its estimated fair value.

C. To recognize incremental amortization of intangibles from a preliminary allocation of purchase price.

D. To record interest expense ($13.1 million for the quarter ended March 30, 1997 and $52.5 million for the year ended December 29, 1996) on the bank debt to fund the acquisition.

E. To record the tax effects of the pro forma adjustments at the statutory tax rates.